UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 9, 2013

Date of Report (Date of earliest event reported)

Abtech Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52762	14-1994102
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

4110 North Scottsdale Road, Suite 235

Scottsdale, Arizona 85251

(Address of Principal Executive Offices)

(480) 874-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations, and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise indicated in this Form 8-K, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Abtech Holdings, Inc., a Nevada corporation, and, unless the context otherwise requires, its majority owned subsidiary, AbTech Industries, Inc., a Delaware corporation.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On December 9, 2013, the Company closed on a private offering (the “Offering”) of Secured Convertible Promissory Notes (the “Notes”) with detachable warrants (the “Warrants”). The aggregate principal amount of the Notes and the aggregate proceeds received by the Company from the Offering totaled $3.5 million. From these proceeds the Company paid a fee to the placement agent of $157,500 (4.5%).

The Notes have an interest rate of 6.5% per annum and mature on the twenty-four (24) month anniversary of the date of issuance. The Notes are convertible into shares of the Company’s common stock at the conversion rate of $0.53 per share. Interest due on the Notes is payable semi-annually on June 30 and December 31 of each year and will be paid in cash or in-kind (in additional Notes) at the option of each Note holder. Under the terms of the Notes, the Company has the right to prepay the Notes if (i) a change of control has occurred, or (ii) the Note has been outstanding for not less than eighteen (18) months and the closing price of the Company’s common stock has exceeded $1.00 per share for the prior 30 consecutive days.

Purchasers of the Notes also received a Warrant to purchase the number of shares equal to 20% of the principal amount of the Note purchased divided by $0.70. Warrants for a total of one (1) million shares were issued to purchasers of the Notes. The Warrants have an exercise price of $0.70 per share and expire five (5) years after the date of issuance. The placement agent for the Offering also received a warrant (the “PA Warrant) for 200,000 shares of the Company’s common stock with the same terms as the Warrants except that the PA Warrant also has a cashless exercise feature.

The Company sold the Notes and the related Warrants of the Offering in reliance on Section 4(a)(2) and Regulation D of the Securities Act to two (2) investors, each of which the Company believes to be an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act. While the Company does not view the issuance of additional Notes for the purpose of making payments of interest on the Notes as a sale of any securities, if such issuances were deemed to be sales, such shares would be exempt from registration pursuant to Section 3(a)(9) of the Securities Act and such issuances would be exempt from registration under Section 4(a)(2) of the Securities Act.

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Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

On December 10, 2013, the Company issued a press release announcing the closing of the Offering. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2013	ABTECH HOLDINGS, INC.

	By:	/s/ Glenn R. Rink
Glenn R. Rink,
Chief Executive Officer and President

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